Press Release	Moneyflow Capital Corporation

Moneyflow Capital Corporation Announces $1.5 Million Private Placement

Tuesday January 18, 8:03 am ET

VANCOUVER, British Columbia, Jan. 18 /PRNewswire-FirstCall/ -- Moneyflow Capital Corporation, (OTC: MFCC - News) today announced it has completed a private placement valued at $1.5 million.

The private placement was achieved by direct investments made by several original major shareholders in the company.

Wayne Mah, President of Moneyflow Capital said, "This capital raise represents another in a series of significant steps in positioning Moneyflow for future growth. The additional capital will be used to further implement our strategic plan to expand our operations in Canada and the U.S. market."

Moneyflow Capital Corporation provides financial services including short-term loans and check cashing services as well as operating a foreign exchange service from several retail store premises located throughout the Province of British Columbia, Canada.

The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from acquisitions or actions in development are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.